EXHIBIT 10.27

                           SOFTWARE LICENSE AGREEMENT

          This Agreement, dated the 30TH day of OCTOBER, 1997, is between MBMS INCORPORATED, a New York corporation having a place of business at 95 John Muir Drive, Suite 106, Amherst, New York 14228, ("MBMS") and BANKERS DIRECT MORTGAGE CORPORATION, a Company having a place of business at, 580 VILLAGE BLVD., SUITE 120, WEST PALM BEACH, FL 33409, (the "Company").

          MBMS has the right to license, maintain and modify the computer programs (the "Software") described in Exhibit-A to this Agreement. The Company has requested that MBMS grant a license to use the Software to the Company and each corporation that is controlled by the Company, controls the Company or is controlled by a corporation that controls the Company (an "Affiliate"), and MBMS desires to grant such a license to the Company and each Affiliate, upon the terms and conditions set forth in this Agreement. Therefore, MBMS and the Company agree as follows:

          SECTION 1: LICENSE.

          MBMS grants to the Company and each Affiliate in perpetuity a license to use the object code for the Software only (a) in the ordinary course of the business of the Company or any Affiliate and (b) at the places of business of the Company or any Affiliate indicated in Exhibit A to this Agreement, at any other place of business of the Company or any Affiliate added to such exhibit by the mutual agreement of MBMS and Company and at any place of business of the Company or any Affiliate substituted for a place of business now or subsequently listed on such exhibit after the Company gives MBMS notice of such substitution or addition no more than thirty days after such substitution or addition (individually an "Installation Location"). Such license is nonexclusive and MBMS may also grant such a license to any corporation, governmental authority, individual, partnership or other entity (a "Person") other than the Company.

          SECTION 2: LICENSE FEE.

          The Company shall pay to MBMS a fee for such license in the amount, and at the times, set forth in Exhibit A to this Agreement.

          SECTION 3: RESPONSIBILITIES OF THE COMPANY.

          The Company is responsible at the cost and expense of the Company for
(a) purchasing, leasing or otherwise acquiring any equipment (including, but not limited to, any computers or peripheral devices) that may be needed to use the Software pursuant to this Agreement, (b) installing and maintaining such equipment, (c) preparing each Installation Location for the installation and operation of the Software and such equipment, (d) obtaining the right to use the operating system software for such equipment and any related application software and (e) obtaining access to any telephone lines that may be necessary in order to use the Software or such equipment.

          SECTION 4: LIMITED INTEREST.

          (a) Title to the Software is not being transferred to the Company or any Affiliate pursuant to this Agreement. Except for the right to use the Software pursuant to this Agreement, neither the Company nor any Affiliate is obtaining any proprietary or other interest in the Software. Neither the Company nor any Affiliate shall (i) copy the Software, (ii) sublicense or otherwise allow any Person (other than an employee or other agent of the Company or any Affiliate) to use the Software, (iii) transfer the Software to any other Person (other than such an employee or other agent) or (iv) grant to any Person the right to do anything prohibited in clause (i), (ii) or (iii) of this sentence, except as set forth in paragraph (b) of this Section.

          (b) The Company may from time to time make a backup copy of the Software to be used by the Company only (i) in the ordinary course of the business of the Company, at an Installation Location and upon the loss, destruction or theft of the copy of the Software given to the Company by MBMS,
(ii) at an Installation Location or a site that is not an Installation Location where the purpose of usage is to perform disaster recovery testing and where such testing does not exceed a period of 30 consecutive days and (iii) at an emergency site that is not an Installation Location during any period in which an Installation Location is unavailable for any reason. The following notice shall be placed by the Company in a prominent location on any such backup copy:
"Copyright 1994 James E. Kunert."

          SECTION 5: DELIVERY AND ACCEPTANCE.

          (a) Upon the request of the Company, MBMS shall install the Software at each Installation Location at a mutually agreed upon time. After such installation, MBMS shall test the Software to determine whether the Software operates substantially in conformance with the user documentation provided by MBMS to the Company with the Software. Once MBMS determines that the Software operates substantially in accordance with such user documentation, MBMS shall notify the Company that the Software is ready to be placed into service and used in production by the Company or any Affiliate ("Software Delivery").

          (b) During the period beginning upon Software Delivery and ending 90 days after Software Delivery, the Company may test the Software to determine whether it operates substantially in accordance with the user documentation provided by MBMS to the Company with the Software. The Software shall be deemed to have been accepted by Company, as reasonably determined by MBMS, upon the earlier to occur of (i) the Company's notifying MBMS that the Software is accepted, (ii) the use of the Software by the Company or any Affiliate in production or (iii) 90 days after Software Delivery plus the number of days taken by MBMS to deliver to the Company satisfactory corrections of any nonperformance of the Software reported by the Company during such 90 days.

          SECTION 6: WARRANTIES.

          MBMS warrants and represents to the Company that (a) MBMS has the right to license to the Company and each Affiliate, maintain and modify the Software pursuant to this Agreement and (b) during the period beginning upon Software Delivery and ending 90 days after Software Delivery (the "Warranty Period"), the Software shall perform substantially in accordance with the user documentation provided by MBMS to the Company with the Software. EXCEPT AS SPECIFICALLY PROVIDED IN THIS SECTION, MBMS MAKES NO WARRANTY OR REPRESENTATION OF ANY KIND TO THE COMPANY, ANY AFFILIATE OR ANY OTHER PERSON WITH RESPECT TO THE SOFTWARE OR ANY OTHER MATTER RELATING TO THIS AGREEMENT. WITHOUT LIMITING THE GENERALITY OF THE PRECEDING SENTENCE, MBMS DISCLAIMS ALL IMPLIED WARRANTIES (INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE).

          SECTION 7: MAINTENANCE AND SUPPORT.

          During the Warranty Period, MBMS shall render to the Company maintenance and support services pursuant to the Maintenance and Support Agreement used by MBMS in the ordinary course of its business, except that there shall be no additional charge to the Company for such services. After the Warranty Period and upon the request of the Company, MBMS shall provide such services pursuant to the terms and conditions of such Maintenance and Support Agreement.

          SECTION 8: INFRINGEMENT.

          MBMS shall indemnify and hold harmless the Company and each Affiliate for any claim, cost, damage, expense and loss incurred by the Company and each Affiliate (including, but not limited to, all reasonable fees and disbursements counsel to the Company and each Affiliate) arising from the infringement by the Software of any copyright, patent or trade secret of any Person.

          SECTION 9: LIMITATION OF LIABILITY.

          (a) If the Software does not perform during the Warranty Period as warranted by MBMS pursuant to this Agreement, the only liability of MBMS to the Company and each Affiliate shall be for MBMS to modify the Software so that it performs as so warranted. The aggregate liability of MBMS to the Company, any Affiliate and any other Person for the failure of MBMS to so modify the Software or, except in the case of a claim for indemnification pursuant to Section 8 of this Agreement, for any other claim relating to this Agreement or the Software, whether such claim is for breach of contract, based upon the occurrence of a tort or otherwise, shall be limited to the actual and direct damages incurred by the Company, any Affiliate and any other Person not to exceed the license fee paid by the Company to MBMS pursuant to this Agreement.

          (b) Any provision of this Section to the contrary notwithstanding, MBMS shall in no event have any responsibility or incur any liability to the Company or any Affiliate for (i) any matter the responsibility for which rests with the Company pursuant to this Agreement, (ii) any consequential, incidental, indirect or special damages (including, but not limited to, lost profits) incurred by the Company, any Affiliate or any other Person even if the possibility of such damages could have been foreseen by MBMS, (iii) except as specifically set forth in Section 8 of this Agreement, any claim made by any Person against the Company or any Affiliate and (iv) any failure or delay in the performance by MBMS of any obligation under this Agreement resulting from an act of God, an act of any governmental authority, a failure of any utility or any other event not reasonably within the control of MBMS.

          SECTION 10: TAXES.

          Any fee payable by the Company pursuant to this Agreement does not include any applicable federal, state, county or local tax. Any such tax (except for any such tax on the income of MBMS) assessed upon the Company's or any Affiliate's licensing the Software pursuant to this Agreement or otherwise relating to this Agreement (including, but not limited to, any excise, property, sales or use tax) shall be added to such fee and paid to MBMS by the Company within thirty days after the Company receives an invoice from MBMS with respect to such tax.

          SECTION 11: CONFIDENTIALITY.

          (a) The Company shall (i) take all necessary steps to protect the proprietary and confidential nature of the Software and all documents and other tangible items relating to the Software and (ii) any other action with respect thereto that MBMS may reasonably request. In addition, the Company shall not at any time disclose to any Person other than MBMS any information relating to the Software (including, but not limited to, the source code for the Software if a copy of it is received by the Company or any Affiliate for any reason) or any document or other tangible item containing or relating to such information.

          (b) MBMS shall (i) take all necessary steps to protect the proprietary and confidential nature of all information of the Company or any Affiliate that is disclosed by the Company or such Affiliate to MBMS and that is identified to MBMS in writing by the Company as confidential and (ii) any other action with respect to such information that the Company may reasonable request. In addition, MBMS shall not at any time disclose to any Person other than the Company or any Affiliate any such information or any document or other tangible item containing or relating to such information.

          (c) Any provision of paragraph (a) or (b) of this Section to the contrary notwithstanding, neither MBMS nor the Company shall have any obligation pursuant to this Section with respect to any information or any tangible item containing or relating to such information to the extent that satisfaction of such obligation would violate applicable law or such information is generally know to the public.

          (d) Any provision of paragraph (a) of this Section to the contrary notwithstanding, the Company may disclose information relating to the Software to auditors, regulator's employees, or agents of the Company, to the extent necessary in connection with such auditors, regulator's employees and agents of the Company performing their respective duties.

          SECTION 12: TERMINATION.

          (a) MBMS may terminate this Agreement if the Company fails to perform any obligation of the Company pursuant to this Agreement and such failure continues for more than thirty days after notice of such failure is given by MBMS to the Company; provided, however, that the right of MBMS to terminate this Agreement pursuant to this sentence shall be in addition to, and not in lieu of, each other right and remedy MBMS may have under this Agreement or applicable law (including, but not limited to, monetary damages).

          (b) The Company may terminate this Agreement at any time by giving notice to MBMS in writing of such termination. No such termination shall entitle the Company to a refund or abatement of any amount previously paid or becoming due pursuant to this Agreement, except that if the Company so terminates this Agreement (i) prior to the Software's being accepted by the Company pursuant to
Section 5 of this Agreement, or (ii) as a result of a breach of this agreement by MBMS during the warranty period pursuant to which the Company is entitled to a refund, the Company shall receive a refund of the license fee paid by it pursuant to Section 2 of this Agreement. Upon the Company's receiving such refund, MBMS shall not have any other liability to the Company pursuant to this Agreement or otherwise.

          (c) Upon the termination of this Agreement, whether pursuant to this Section or otherwise, the Company shall (i) return to MBMS each copy of the Software and each document and other tangible item relating to the Software in the possession or under the control of the Company or any Affiliate, (ii) not use or permit any Person under the control of the Company or any Affiliate to use the Software and (iii) unless such termination occurs at the request of the Company because MBMS has failed to perform any obligation of MBMS pursuant to this Agreement, pay to MBMS all amounts owing under this Agreement that have not previously been paid.

          (d) The provisions of Sections 9(b) and 11 shall survive the termination of this Agreement for any reason and may be enforced after such termination.

          SECTION 13: EQUITABLE RELIEF.

          The Company acknowledges that a remedy at law will be inadequate if the Company violates any provision of Sections 1, 4, 11 or 12(a) of this Agreement and MBMS acknowledges to the Company that a remedy at law will be inadequate if MBMS violates any provision of Section 11 of this Agreement. Each of MBMS and the Company consent to the other's obtaining from a court having jurisdiction an injunction, a restraining order, specific performance or any other equitable relief against the other to enforce any such provision. The right of MBMS and the Company to obtain such equitable relief shall be in addition to, and not in lieu of, each other remedy that they may have under this Agreement or applicable law (including, but not limited to, monetary damages).

          SECTION 14: AMENDMENTS.

          This Agreement contains the entire agreement between MBMS and the Company with respect to the subject matter of this Agreement, and supersedes each course of conduct previously pursued or acquiesced in, and each oral agreement and representation previously made, by MBMS or the Company with respect thereto, whether or not relied or acted upon. No course of performance or other conduct subsequently pursued or acquiesced in, and no oral agreement or representation subsequently made, by MBMS or the Company, whether or not relied or acted upon, and no usage of trade, whether or not relied or acted upon, shall amend this Agreement or impair or otherwise affect any of MBMS's or the Company's obligations pursuant to this Agreement or any of MBMS's or the Company's rights and remedies pursuant to this Agreement. No amendment to this Agreement shall be effective unless made in a writing duly executed by MBMS and the Company and specifically referring to each provision of this Agreement being amended.

          SECTION 15: WAIVER.

          No failure of MBMS or the Company to exercise, and no delay by MBMS or the Company in exercising, any right or remedy under this Agreement shall constitute a waiver of such right or remedy. No waiver by MBMS or the Company of any such right or remedy under this Agreement shall be effective unless made in a writing duly executed by MBMS or the Company, whichever the case may be, and specifically referring to each such right or remedy being waived.

          SECTION 16: SEVERABILITY.

          Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. However, if any provision of this Agreement shall be prohibited by or invalid under such law, it shall be deemed modified to conform to the minimum requirements of such law or, if for any reason it is not deemed so modified, it shall be prohibited or invalid only to the extent of such prohibition or invalidity without the remainder thereof or any other such provision being prohibited or invalid.

          SECTION 17: BINDING.

          This Agreement shall be binding upon and inure to the benefit of MBMS and the Company, and each of MBMS's and the Company's successors and assignees, except that none of the Company's rights or obligations under this Agreement may be assigned by the Company to another Person without first obtaining the written consent of MBMS.

          SECTION 18: GOVERNING LAW.

          This Agreement shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York, without regard to principles of conflict of laws.

          As conclusive evidence of the acceptance of the terms and conditions of this Agreement by MBMS and the Company, they have executed this Agreement on the date indicated in the first paragraph of this Agreement.

MBMS, INCORPORATED


By:  /S/ JAMES E. KUNERT
         JAMES E. KUNERT, PRESIDENT   DATE

BANKERS DIRECT MORTGAGE CORPORATION


By:  /S/ DON "DUSTY" LASHBROOK
         DON "DUSTY" LASHBROOK        DATE
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                                    EXHIBIT A

                                    SOFTWARE

A.       SOFTWARE

         Site license for the Warehouse Management System, object code only.

B.       LICENSE FEE                                               $45,000

         Payable as follows:

         36 Monthly Installments of $ 1,440 each (beginning next month following software Delivery.)

C.       INSTALLATION LOCATIONS

         1.       Bankers Direct Mortgage Corporation
                  580 Village Blvd., Suite 120
                  West Palm Beach, FL 33409